Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Steelcase Inc. of our report dated March 26, 2003, except for Note 10 thereto, which is dated as of May 2, 2003, appearing in the Annual Report on Form 10-K of Steelcase Inc. for the fiscal year ended February 28, 2003, and our report dated July 25, 2003 appearing in the Annual Report on Form 11-K of Steelcase Inc. 401(k) Retirement Plan for the fiscal year ended February 28, 2003.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

Grand Rapids, Michigan
March 26, 2004